Exhibit 23.1

Consent of Independent Public Accountants

Exhibit 23.1

Certified Public Accountants

INDEPENDENT AUDITORS’ CONSENT

We consent to inclusion in the Registration Statement on Form SB-2 of Tidelands Bancshares, Inc. of our report dated February 24, 2003, relating to the balance sheet of Tidelands Bancshares, Inc. as of December 31, 2002, and the related statement of operations and accumulated deficit, changes in stockholders’ equity (deficit), and cash flows for the period January 31, 2002 (inception) to December 31, 2002. We also consent to references to us under the heading “Experts” in the Registration Statement on Form SB-2.

/s/ ELLIOTT DAVIS, LLC

ELLIOTT DAVIS, LLC

Columbia, South Carolina
July 31, 2003